UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2017

 Shell Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices and zip code)

(713) 241-2973
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 10, 2017, Shell Midstream Partners, L.P. (the “Partnership”) and its subsidiaries Shell Midstream Operating LLC (“Operating Company”), Pecten Midstream LLC (“Pecten”) and Sand Dollar Pipeline LLC (“Sand Dollar” and collectively with the Partnership, Operating Company and Pecten, the “Purchasers”) completed the previously announced acquisition of a 100% interest in the following assets: (1) a network of approximately 100-miles of gas pipeline, connecting multiple refineries and plants operated along the Gulf Coast to Shell Chemical LP (“Shell Chemical”) sites; (2) approximately 128-miles of pipeline aggregating volumes from five offshore pipelines and delivering volumes to key onshore markets, which we refer to as the Delta Pipeline; and (3) a pipeline system of approximately 75-miles located in the Eastern Gulf of Mexico serving as a host to eight different subsea fields and connecting to the Delta Pipeline at Main Pass 69, which we refer to as the Na Kika Pipeline (collectively, the “May 2017 Acquisition”) for $630.0 million cash consideration. The May 2017 Acquisition closed pursuant to a Purchase and Sale Agreement dated as of May 4, 2017, by and among the Purchasers and Shell Chemical, Shell GOM Pipeline Company LP (“Shell GOM”) and Shell Pipeline Company LP (“SPLC”). Shell Chemical, Shell GOM and SPLC are each wholly owned subsidiaries of Royal Dutch Shell plc (“Shell”). The Partnership funded the May 2017 Acquisition with $50.0 million of cash on hand, $73.1 million in borrowings under the Partnership’s five year revolving credit facility and $506.9 million in borrowings under the Partnership’s five year fixed credit facility. Shell Treasury Centre (West) Inc., an affiliate of Shell, is the lender under each of the five year revolving credit facility and the five year fixed credit facility.
Upon the closing of the May 2017 Acquisition on May 10, 2017, the Partnership had 177,317,444 common units outstanding, of which 88,367,308 were publicly owned. SPLC, through its ownership of common units and the general partner units, owned 51.2% of the Partnership. As of May 10, 2017, SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owned 88,950,136 common units in the Partnership. SPLC also owned a 100% interest in Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, which in turn owned 3,618,723 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the May 2017 Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: May 15, 2017